Exhibit 10.2

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of July 24, 2008, by and among Skyterra Communications, Inc., a Delaware corporation (the “Company”), and Harbinger Co-Investment Fund, L.P., a Delaware limited partnership (the “Investor”).  Defined terms used herein and not otherwise defined shall have the meanings accorded them in the MCSA (as defined below).

RECITALS

The Company and the Investor have entered into that certain Master Contribution and Support Agreement, dated as of July 24, 2008, among the Company, the Investor, Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, LP and Mobile Satellite Ventures Subsidiary LLC (the “MCSA”);

The MCSA provides that that the parties hereto shall enter into this Agreement pursuant to which the Company shall sell to the Investor, and the Investor shall purchase from the Company, shares of the Company’s voting common stock, par value $0.01 per share (the “Voting Common Stock”) on the terms and subject to the conditions as set forth herein;

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
ISSUANCE OF SHARES

1.1    Purchase and Sale of Shares.  Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing, and the Company agrees to sell and issue to the Investor at the Closing, free and clear of any and all Encumbrances, that number of shares of Voting Common Stock (the “Purchased Shares”) equal to (x) the Cash Purchase Price (as hereinafter defined) divided by (y) the Agreed Issue Price.  On the Closing Date, the Investor shall pay to the Company an amount in cash equal to the Cash Purchase Price, which shall be paid by wire transfer of immediately available funds into an account designated in writing by the Company not less than three Business Days prior to the Closing Date and concurrently therewith, the Company shall issue and deliver to the Investor the Purchased Shares.

For purposes of this Agreement, (a) except as otherwise provided in Section 1.2, the “Cash Purchase Price” shall equal up to the greater of (i) USD$2,400,000,000 or (ii) such other amount as the Investor may determine, in either case minus the aggregate gross proceeds of the Financing Rights Offering to the extent such amount is received prior to Closing, and (b) subject to adjustment as provided in Section 1.3, the price per share of Voting Common Stock (the “Agreed Issue Price”) shall equal the product of (i) USD$10.00, multiplied by (ii) a fraction, (A) the numerator of which shall be the Target Offer Price and (B) the denominator of which shall be 535.3p.

1.2    Notification of Cash Purchase Price.  The Investor shall notify the Company of the Cash Purchase Price pursuant to a Notification and, if applicable, an Amendment Notification, delivered in accordance with the terms of the MCSA.  In the event that the Investor determines (having taken into account the amount of available Debt Financing, as defined in and pursuant to the MCSA), that less cash is required to pay the Firm Offer Costs, the Investor shall have the right to reduce the Cash Purchase Price and shall notify the Company of such reduction by Notification or Amendment Notification, as applicable.

1.3    Adjustment of Agreed Issue Price.  The Agreed Issue Price shall be equitably adjusted to reflect any changes to the Company's capital structure that may occur between the date hereof and the Closing, provided, however, that no such adjustment shall be made for any shares of Common Stock issued by the Company to Harbinger in exchange for the Contribution Assets, the Sponsor Fee Shares and any warrants granted to Harbinger pursuant to the Securities Purchase Agreement. Such changes to the Company's capital structure may include, but are not limited to, stock consolidations, stock splits, interim rights offerings, non-cash distributions, spin-offs, reclassifications, schemes of arrangements, payments of cash dividends or other similar transactions.

1.4    Use of Proceeds.  The Company agrees that the net proceeds from the purchase and sale of the Purchased Shares shall be used solely to pay the Firm Offer Costs.

ARTICLE II
CLOSING

2.1    Closing.  The closing of the transactions described in Section 1.1 (the “Closing”) will take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153 on the date (the “Closing Date”) that is three (3) Business Days after Completion or at such other time and place as the Company and the Investor mutually agree in writing.

2.2    Certificates.  At the Closing, the Company shall deliver to the Investor certificates representing the Purchased Shares, issued in the name of the Investor or its nominee and otherwise sufficient to transfer the Purchased Shares to the Investor free and clear of all Encumbrances arising out of any act of the Company.

ARTICLE III
CLOSING CONDITION

3.1    Condition Precedent to the Obligations of the Investor and the Company.  The obligations of each of the Investor and the Company to consummate the transactions contemplated by this Agreement are subject to the occurrence of the Completion.

ARTICLE IV
INVESTOR REPRESENTATIONS AND WARRANTIES

The Investor hereby makes the following representations and warranties as of the date hereof:

4.1    Purchase Entirely for Own Account.  Except insofar as rights are conferred on any other participants of the Investor under the rules of that fund, (i) the Investor is acquiring the Purchased Shares for its own account for investment and not for the account of any other Person or with a view to any resale, fractionalization, division, or distribution thereof in a manner that would require registration thereof under the Securities Act of 1933, as amended (the “Securities Act”), and the Investor presently has no reason to anticipate any change in its circumstances or other particular occasion or event which would cause it to sell the Purchased Shares other than in compliance with the requirements of the Securities Act; and (ii) the Investor has no contract, undertaking, agreement, understanding or arrangement with any Person to sell, transfer, or pledge to any Person any part or all of the Purchased Shares which the Investor is acquiring, or any interest therein, and has no present plans to enter into the same.  The Purchased Shares were not offered or sold to the Investor by means of any general solicitation or general advertisement.

4.2    Investor Status; Etc.  The Investor certifies and represents to the Company that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.  The Investor has adequate means of providing for its current needs and personal contingencies, has no need now, and anticipates no need in the foreseeable future, to sell the Purchased Shares, and currently has sufficient net worth and financial liquidity to afford a complete loss of its investment in the Company.  The Investor has such knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks of an investment in the Company and has made such evaluation.  The Investor fully understands that the Purchased Shares are speculative investments which involve a high degree of risk of loss of the Investor’s entire investment.  No Person or entity, other than the Company or its authorized representatives, has offered the Purchased Shares to the Investor.  The Investor is able to bear the economic risk of an investment in the Purchased Shares.

4.3    Securities Not Registered. The Investor understands that Purchased Shares have not been registered under the Securities Act by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Purchased Shares must continue to be held by the Investor unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The Investor understands that the exemptions from registration afforded by Rule 144 promulgated under the Securities Act (the provisions of which are known to it) depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.  The Investor has had an opportunity to ask questions of and receive answers from the management and authorized representatives of the Company, and to review any other relevant documents and records concerning the business of the Company and the terms and conditions of this investment, and that any such questions have been answered to the Investor’s satisfaction.  The Investor understands that no federal or state agency has passed upon or made any recommendation or endorsement of an investment in the Purchased Shares.

ARTICLE V
TRANSFER RESTRICTIONS

5.1    Restrictions on Transfers.  Purchased Shares shall not be transferred, sold, assigned, exchanged, mortgaged, pledged, hypothecated, or otherwise disposed of or encumbered without compliance with, and they are otherwise restricted by, the provisions of the

Securities Act, the rules and regulations thereunder and this Agreement.  Each certificate, if any, evidencing such Purchased Shares issued upon any such Transfer, other than in a public offering pursuant to an effective registration statement, shall bear the restrictive legend set forth in Section 5.2(a), unless the Holder thereof delivers to the Company an Opinion of Counsel to the effect that such legend is not required for the purposes of compliance with the Securities Act.  Holders of Purchased Shares shall not be entitled to Transfer such Purchased Shares except in accordance with this Article V.

5.2    Restrictive Legends.

(a)    Each certificate for the Purchased Shares shall be stamped or otherwise imprinted with two legends in substantially the following forms:  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (I) REGISTERED UNDER THE APPLICABLE SECURITIES LAWS OR (II) SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND AN OPINION OF COUNSEL, WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY, HAS BEEN DELIVERED TO THE COMPANY AND SUCH OPINION STATES THAT THE SECURITIES MAY BE TRANSFERRED WITHOUT SUCH REGISTRATION."

(b)    The legend requirements of Section 5.2(a) shall terminate as to any certificate for Purchased Shares when the Company shall have received from the holder thereof an opinion of counsel to the effect that such legend is not required in order to ensure compliance with the Securities Act, and the holder of such certificate for the Purchased Shares shall be entitled to receive from the Company, at the expense of the Company, a new certificate for the Purchased Shares without the legend provided for in Section 5.2(a).

(c)    All certificates for Purchased Shares issued upon registration of transfer, division or combination of, or in substitution for, any other certificates for Purchased Shares entitled to bear the legend provided for in Section 5.2(a) shall have a similar legend endorsed thereon.

ARTICLE VI
MISCELLANEOUS

6.1    Entire Agreement.  This Agreement and the MCSA contain the entire understanding and agreement between the Investor and the Company concerning the subject matter hereof.

6.2    Waiver.  Compliance with the provisions of this Agreement may be waived only by a written instrument specifically referring to this Agreement and signed by the party waiving compliance.  No course of dealing, nor any failure or delay in exercising any right, shall be construed as a waiver, and no single or partial exercise of a right shall preclude any other or further exercise of that or any other right.

6.3    Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally or via Federal Express (or other reputable overnight courier), mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the addresses as set forth in Section 21.3 of the MCSA.

6.4    Successors and Assigns.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Neither party shall assign any rights or delegate any obligations hereunder without the consent of the other party, except that the Investor may assign any or all of its rights and/or delegate its obligations to any fund affiliated with Harbinger Master, Harbinger Special or the Investor, provided that Investor shall remain liable for the performance of any party to whom it delegates any of its obligations.

6.5    Severability.  In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected.

6.6    Further Assurances.  Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

6.7    Governing Law.  The Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York without giving effect to principles of conflict of laws thereof (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

6.8    Consent to Jurisdiction; Waiver of Jury Trial.  Each of the parties to this Agreement consents to submit to the non-exclusive personal jurisdiction of any court located in the Borough of Manhattan, New York, NY in any action or proceeding arising out of or relating to this Agreement.  EACH PARTY HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL OR EQUITABLE ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) AND ANY OBJECTION THAT SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE AFOREMENTIONED COURTS.

6.9    Headings and Counterparts.  The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.  This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all of which when taken together shall constitute one and the same instrument.

6.10   Certain Interpretive Matters.

(a)    Unless the context otherwise requires:  (i) all references to Articles and Sections, are to Articles and Sections of this Agreement; (ii) words in the singular include the plural and vice-versa; and (iii) the term “including” means “including without limitation”.  All references to laws in this Agreement will include any applicable amendments thereunder.  All references to $ or dollar amounts will be to lawful currency of the United States.  To the extent the term “day” or “days” is used, it will mean calendar days (unless referred to as a “business day”).

(b)    No provision of this Agreement shall be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

[Signatures on the Following Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SKYTERRA COMMUNICATIONS, INC.

By:	/s/ Alexander H. Good
Name:Alexander H. Good
Title: Chairman, CEO & President

HARBINGER CO-INVESTMENT FUND, L.P. By: Harbinger Co-Investment GP, LLC, as general partner By: HMC-New York, Inc., as managing member

By:	/s/ William R. Lucas, Jr.
Name: William R. Lucas, Jr.
Title: Executive Vice President

[Signature Page to Stock Purchase Agreement]